UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, the Board of Directors (the “Board”) of Lyell Immunopharma, Inc. (the “Company”) increased the authorized size of the Board from seven directors to eight directors and, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mark Bachleda, Pharm.D., M.B.A., to the Board as a Class I director. Dr. Bachleda’s term will expire, along with the term of the other Class I director, at the Company’s annual meeting of stockholders in 2028.

In connection with Dr. Bachleda’s appointment to the Board, and pursuant to the Company’s non-employee director compensation policy, previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2024 (the “Non-Employee Director Compensation Policy”), Dr. Bachleda will receive an annual cash retainer for his service on the Board and any committee of the Board he is later appointed to, an initial equity grant and annual equity grants, each in the amounts set forth in the Non-Employee Director Compensation Policy, as adjusted for the reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-20, which became effective on May 30, 2025.

The Company has also entered into its standard indemnification agreement with Dr. Bachleda in the form previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (No. 333-256470), as amended, filed with the SEC on May 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: June 9, 2025	By:	/s/ Charles Newton
Charles Newton
Chief Financial Officer